CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references ito our firm n this Registration Statement on Form N-1A of Selective Premium Income Fund, a series of Unified Series Trust, under the headings “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

Cohen & Company, Ltd.

Cleveland, Ohio

March 4, 2019